EXHIBIT (17)(a)

Form of Voting Instruction Form and Proxy Card
for Phoenix Comstock Series

VOTING INSTRUCTION FORM

Instructions to Policyholder/Contract Owner for Voting Shares of

The Phoenix Edge Series Fund

These proposals are discussed in detail in the attached Prospectus/Proxy Statement. The Board of Trustees of The Phoenix Edge Series Fund (the “Fund”) is soliciting the enclosed proxy. As a convenience, you can now provide voting instructions in any one of four ways:

•	Through the Internet, at [www.proxyweb.com];

•	By telephone, with a toll-free call to the Fund’s proxy tabulator, at 1-800-690-6903;

•	By mail, using this Voting Instruction Form and postage-paid envelope; or

•	In person, at the Special Meeting.

We encourage you to provide voting instructions by Internet or telephone. These voting methods will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed prospectus/proxy statement before you provide voting instructions. If you provide voting instructions via web or telephone, you need not return the instruction form by mail.

PLEASE RESPOND - IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU PROVIDE VOTING INSTRUCTIONS PROMPTLY. YOUR INSTRUCTIONS ARE IMPORTANT.

The undersigned, being the owner of a variable life insurance policy (“Policyholder”) or variable annuity contract (“Contract Owner”) issued by Phoenix Life Insurance Company or one of its subsidiaries (together, “Phoenix”), hereby instructs Phoenix to cause the shares of the Phoenix Comstock Series, a series of the Fund, allocable to Policyholder’s or Contract Owner’s account identified on this Voting Instruction Form, to be voted at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m. Eastern time on October 29, 2010 at One American Row, Hartford, Connecticut 06102 and at any and all adjournments or postponements thereof, in the manner directed on the reverse with respect to the matters described in the notice and enclosed Prospectus/Proxy Statement for said meeting which have been received by the undersigned.

The voting instruction will be voted as marked. IF NOT MARKED, THIS VOTING INSTRUCTION WILL BE VOTED “FOR” THE PROPOSAL. If you do not provide voting instructions or this Voting Instruction Form is not returned properly executed, your votes will be cast by Phoenix on behalf of the pertinent separate account in the same proportion as it votes shares held by that separate account for which it has received instructions.

THE PROXY FOR WHICH VOTING INSTRUCTIONS ARE BEING REQUESTED IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF THE FUND WHO RECOMMENDS YOU PROVIDE VOTING INSTRUCTIONS “FOR” EACH OF THE PROPOSALS.

Please fill in box(es) as shown using black or blue ink or No. 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [x]

NAME OF SERIES: Phoenix Comstock Series

	FOR	AGAINST	ABSTAIN
Proposal 1:

REORGANIZATION OF FUND	[ ]	[ ]	[ ]

TO CONSIDER THE APPROVAL OF THE MERGER OF THE PHOENIX COMSTOCK SERIES INTO THE PHOENIX GROWTH AND INCOME SERIES

Proposal 2:

TO CONSIDER AND ACT UPON ANY OTHER	[ ]	[ ]	[ ]
BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING AND ANY ADJOURNMENTS
THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTION FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Participant	Date	Signature of Joint Owner(s)	Date

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, ALL PARTICIPANTS SHOULD SIGN THIS VOTING INSTRUCTION; BUT IF ONE PARTICIPANT SIGNS, THIS SIGNATURE BINDS THE OTHER PARTICIPANT(S). WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, AGENT, TRUSTEE, GUARDIAN, OR CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

THE PHOENIX EDGE SERIES FUND

The proposal is discussed in detail in the attached Prospectus/Proxy Statement. The Board of Trustees of The Phoenix Edge Series Fund (the “Fund”) is soliciting the enclosed proxy. As a convenience, you can now vote in any one of four ways:

•	Through the Internet, at [www.proxyweb.com]

•	By telephone, with a toll-free call to the Fund’s proxy tabulator, at 1-800-690-6903;

•	By mail, using this Card and postage-paid envelope; or

•	In person, at the Special Meeting.

We encourage you to vote by Internet or telephone, using the control number that appears at left. These voting methods will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed prospectus/proxy statement before you vote.

PLEASE RESPOND - IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU VOTE PROMPTLY. YOUR VOTE IS IMPORTANT.

The undersigned shareholder of Phoenix Comstock Series, a series of the Fund, hereby appoints Kathleen A. McGah, Philip K. Polkinghorn and Jeanie Gagnon and any and each of them, proxies of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m. Eastern time on October 29, 2010 at One American Row, Hartford, Connecticut, 06102, notice of which meeting and the Prospectus/Proxy Statement enclosed with the same have been received by the undersigned, or at any and all adjournments or postponements thereof, with respect to all shares of the Fund for which the undersigned is entitled to vote or with respect to which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present voting with respect to the specific matters set forth on the reverse. Any proxies heretofore given by the undersigned with respect to said meeting are hereby revoked.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF THE FUND WHO RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

SPECIFY DESIRED ACTION BY CHECK MARK IN THE APPROPRIATE SPACE. IN THE ABSENCE OF SUCH SPECIFICATION, THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE BY VOTING SHARES REPRESENTED BY THIS PROXY IN FAVOR OF EACH OF THE PROPOSALS.

Please fill in box(es) as shown using black or blue ink or No. 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [x]

NAME OF SERIES: Phoenix Comstock Series

	FOR	AGAINST	ABSTAIN
PROPOSAL 1:

REORGANIZATION OF FUND	[ ]	[ ]	[ ]

TO CONSIDER THE APPROVAL OF THE MERGER OF THE PHOENIX COMSTOCK SERIES INTO THE PHOENIX GROWTH AND INCOME SERIES

PROPOSAL 2:

TO CONSIDER AND ACT UPON ANY OTHER	[ ]	[ ]	[ ]
BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING AND ANY ADJOURNMENTS
THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Participant	Date	Signature of Joint Owner(s)	Date

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS HEREON. CORPORATE PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.